Exhibit 10.1

[PROPANC HEALTH GROUP CORPORATION LETTERHEAD]

December 2, 2016

Delafield Investments Limited

c/o Joshua Sason, Director

Magna

40 Wall Street, 58th Floor

New York, New York 10005

RE: Revised financing terms and documents

Gentlemen:

Reference is hereby made to the Two Year Common Stock Purchase Warrant (the “Two Year Warrant”), to purchase up to 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Propanc Health Group Corporation (the “Company”) at an exercise price of $0.10 per share, and the Five Month Common Stock Purchase Warrant (the “Five Month Warrant”), to purchase in five tranches, at exercise prices between $0.012 and $0.020 per share, up to 200,000,000 shares of Common Stock. Collectively, the Two Year Warrant and the Five Month Warrant are referred to herein as the “Warrants”). The Warrants were issued to Delafield Investments Limited (“Delafield”) on August 3, 2016. On August 18, 2016, Delafield notified us of its exercise of 12,500,000 shares of Common Stock under the first tranche of the Five Month Warrant at a purchase price of $0.012 per share or $150,000 in the aggregate.

By the signature of your authorized representative below, and for good and valuable consideration the value and receipt of which are hereby acknowledged, Delafield acknowledges and agrees that, notwithstanding anything in the Warrants to the contrary, each of the Two Year Warrant and the Five Month Warrant are hereby cancelled and shall hereafter be null, void and of no further force and effect. Delafield agrees that the 12,500,000 shares of Common Stock held by Delafield as restricted securities are to be redeemed by the Company upon the issuance and in exchange for an 8% convertible redeemable promissory note in the principal amount of $150,000.00 with a maturity date two years from the issuance date. In addition, Delafield releases the Company from any and all obligations to register the shares underlying the Warrants and authorizes the Company to withdraw its Registration Statement on Form S-1, together with all exhibits thereto (File No. 333-213216) filed with the Securities and Exchange Commission on August 19, 2016 with respect to such shares. Further, Delafield releases the Company from any and all obligations to reserve from its authorized and unissued shares of Common Stock, 240,000,000 shares in connection with or underlying the Warrants and authorizes the Company to advise its transfer agent accordingly. The Company will continue to reserve 433,149,094 shares of Common Stock in connection with the 2015 Debenture and the Additional Issuance Debenture, each as defined below.

Delafield, on behalf of itself and its affiliates, successors and assigns, consents to and agrees that notwithstanding anything to the contrary, including but not limited to any provision or term of the Warrants, the Securities Purchase Agreement by and between the Company and Delafield dated as of October 28, 2015 as amended by an addendum dated March 11, 2016, a letter agreement dated July 1, 2016 and a letter agreement dated August 3, 2016 (collectively, the “Securities Purchase Agreement”), the Convertible Debenture in the original principal amount of $4,400,000 issued by the Company to Delafield in connection with the Securities Purchase Agreement (the “2015 Debenture”), the Security Agreement by and between the Company and Delafield dated as of October 28, 2015, the Additional Issuance Agreement between the Company and Delafield dated as of September 13, 2016, and the 5% Original Issue Discount Senior Secured Convertible Debenture of the Company issued to Delafield in the principal amount of $165,000 (the “Additional Issuance Debenture”), the Company, at any time and from time to time prior to the repayment of the 2015 Debenture and the Additional Issuance Debenture, may agree to issue and may issue shares of Common Stock upon conversion of a convertible security. In addition, Delafield specifically waives compliance by the Company with the obligations imposed by Sections 7(d) and 7(e) of each of the 2015 Debenture and the Additional Issuance Debenture with respect to any future issuances or repayments or offers thereof of shares of Common Stock or Common Stock Equivalents or Indebtedness (as defined in the 2015 Debenture and Additional Issuance Debenture) in connection with any issuance of shares of Common Stock upon conversion of a convertible security. The consent and waivers contained herein are intended to be generally construed and applied. In no event will any actions by the Company pursuant hereto be considered an event of default under any of the transaction documents between the Company and Delafield in connection with the consent provided herein and the obligations waived pursuant hereto.

In consideration of the foregoing, the Company agrees to issue Delafield a two year common stock purchase warrant to purchase 26,000,000 shares of Common Stock at an exercise price of $0.05 per share.

Delafield, for itself and its affiliates, successors and assigns, releases any and all rights or claims that it may have against the Company, its directors, officers, subsidiaries, affiliates, representatives, agents and successors arising in any way under the Two Year Warrant or the Five Month Warrant, respectively, shares exercised under the Warrants, or the right to purchase capital stock of the Company thereunder.

This letter may be executed and delivered via facsimile or other electronic means with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

[Signature page follows.]

Please indicate that you acknowledge and agree to the foregoing by signing this letter in the space below and returning it as soon as possible to my attention via email at j.nathanielsz@propanc.com, with a copy to amcclean@hselaw.com.

Sincerely,

Propanc Health Group Corporation

By:
Name: James Nathanielsz
Title: Chief Executive Officer

Accepted and Agreed

As of this ___ day of December 2016.

Name of Holder:	Delafield Investments Limited
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:

Name of Holder:	Delafield Investments Limited
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory: